  CONFIDENTIAL TREATMENT REQUESTED AS TO THOSE PORTIONS MARKED WITH ASTERISKS
  ---------------------------------------------------------------------------
    (***) AND THOSE PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION
    -----------------------------------------------------------------------

                                                                   EXHIBIT 10.48
================================================================================

                   Operating Agreement and Car Storage Yard
                                   Agreement
                            Consent to Assignments

                        dated as of September 20, 1994

                                    between

                              NCC Charlie Company
                              as Consenting Party

                                      and

                         GWI Switching Services, L.P.
                                  as Assignee

================================================================================




                     Dayton Rail Car Storage Yard Facility

                              OPERATING AGREEMENT
                                      AND
                           CAR STORAGE YARD AGREEMENT
                             CONSENT TO ASSIGNMENTS
                             ----------------------

    Consent to Assignments (this "Consent"), dated as of September 20, 1994, is made between NCC Charlie Company, a Delaware corporation (the "Consenting Party") and GWI Switching Services, L.P., a Texas limited partnership (the "Assignee").

    Whereas, CMC Railroad I, Ltd., a Texas limited partnership (the "Company"), proposes to develop and operate a rail car storage facility (the "Facility") in the vicinity of Dayton, Texas.

    Whereas, Southern Pacific Transportation Company, a Delaware corporation ("SPT") and the Company have entered into a Car Storage Yard Agreement dated March 12, 1994, as amended and restated as of September 20, 1994, (the "Storage Agreement") (copy of which is attached hereto as Exhibit I).

    Whereas, the Company and SPT have entered into an Operating Agreement dated March 12, 1994, as amended and restated as of September 20, 1994, (the "Operating Agreement"). (A copy of which is attached hereto as Exhibit II).

    Whereas, the Company, pursuant to an Assignment and Agreement dated September 20, 1994 (the "GWISS Assignment"), is assigning to Assignee all the Company's rights in and to the Operating Agreement and certain specified rights of the Company in and to the Storage Agreement. The Operating Agreement and that portion of the Storage Agreement assigned by the GWISS Assignment are hereinafter collectively referred to as the "Assigned Agreement."

    Whereas, the Company is, pursuant to an Assignment and Security Agreement, dated as of the date hereof (as amended or supplemented from time to time, the "Security Agreement"), among the Company, the Consenting Party (in its capacity as Secured Party thereunder), and First Security Bank of Utah, National Association, not in its individual capacity but solely as Collateral Trustee under the Security Agreement (the "Collateral Trustee"), assigning all of its present and future right, title and interest in, to and under the Storage Agreement and the Operating Agreement to the Consenting Party is, subject to the Security Agreement, reassigning certain rights, title and interest back to the Company.

    Whereas, the Company is, pursuant to the Security Agreement, assigning all of its present and future right, title, and interest in, to and under the Storage Agreement and the Operating Agreement to the Consenting Party as security for the obligations of the Company secured by the Security Agreement.

    Whereas, the Company and the Consenting Party (in its capacity as the Lessor thereunder the "Lessor"), are entering into a Master Lease Agreement dated as of September 20, 1994 (the "Lease Agreement").

    Whereas, it is a condition precedent to the obligations of the Assignee under the GWISS Assignment that the Consenting Party execute and deliver this Consent.

    Capitalized terms used but not defined herein have the respective meaning set forth in the Lease Agreement.

    Accordingly, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

    Section 1.  Consent to Assignments.

    The Consenting Party hereby:

    (a) irrevocably consents to the assignment by the Company of all of its rights and responsibilities in and to the Operating Agreement to the Assignee as on the terms and conditions set forth in the GWISS Assignment;

    (b) irrevocably consents to the assignment by the Company of (i) all rights of the Company in connection with the establishment and negotiation of the Operation Fee and adjustments thereof, pursuant to Section 1.3(b) and Section
3.5 of the Storage Agreement and (ii) all rights of the Company to avail itself of arbitration procedures set forth in Article 6 of the Storage Agreement to settle issues not agreed to in Section 1.3(b) and Section 3.5, subject to the terms and conditions set forth in the GWISS Assignment;

    (c) acknowledges the right of the Assignee to make all demands, give all notices, take all actions and exercise and enforce all rights of the Company under the Assigned Agreement;

    (d) acknowledges and agrees, notwithstanding anything to the contrary contained in the Assigned Agreement, that none of the following shall constitute, in and of itself, a default by the Company under the Assigned Agreement or shall result in a termination thereof: (1) the assignment of the Assigned Agreement pursuant to the GWISS Assignment; or (2) the operation of the Facility by the Assignee.

    Section 2.  Representations and Warranties of Consenting Party.

    The Consenting Party represents and warrants that:

    (a) Organization.  The Consenting Party is duly organized, validly existing
        ------------
and in good standing under the laws of the State of Delaware, and has the full corporate power and authority to execute, deliver and perform the terms of this Consent.

    (b) Authorization; Binding Agreement.  The Consenting Party has the
        --------------------------------
corporate power and authority under all applicable laws of the State of Delaware to enter into this Consent and to perform and carry out the transactions contemplated hereby and thereby and all covenants and obligations on its part to be performed under and pursuant to this Consent.

The execution, delivery and performance of this Consent have been duly authorized by proper action of the Consenting Party. The Consent constitutes a valid and binding agreement of the Consenting Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, or other similar laws applicable to creditors' rights generally, and also subject to any limitations on enforceability that may be imposed by application of equitable principles.

    (c) Litigation.  No litigation, proceeding or governmental investigation is
        ----------
pending in or before any Governmental Authority, relating to the Consenting Party that, if adversely determined, would materially and adversely affect the enforceability of this Consent or the Consenting Party's ability to perform thereafter.

    (d) Restrictive Documents.  The execution and delivery of this Consent, and
        ---------------------
the consummation of the transactions contemplated hereunder, (i) will not result in any material breach of, constitute a material default under or result in the creation of any encumbrance in respect of any material property of the Consenting Party pursuant to its certificate of incorporation or its by-laws or any agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to the Consenting Party or by which it is bound and (ii) will not conflict or be inconsistent with or result in the termination of any agreement or other instrument to which the Consenting Party is a party or violate any applicable law.

    (e) No Consent or Approval.  No consent, approval or authorization of, or
        ----------------------
declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by the Consenting Party of this Consent.

    Section 3.  Notices.

    All notices and other communication hereunder shall be in writing, shall refer on their face to the Assigned Agreement (although failure to so refer shall not render any such notice or communication ineffective), shall be sent by first class mail, by hand or by overnight courier service or by facsimile, shall be effective upon receipt (or when proffered to, if receipt is not accepted) and shall be directed:

    (a) if to the Consenting Party, addressed to:

                NCC Charlie Company
                200 Park Avenue, 33rd Floor
                New York, New York 10166
                Attention:  Asset Administrator
                Telecopy: (212) 682-7246

    (b) If to the Assignee, addressed to:

                GWI Switching Service, L.P.
                c/o Genesee & Wyoming Industries, Inc.
                71 Lewis Street
                Greenwich, Connecticut, 06830
or to such other address as the Consenting Party or the Assignee may designate by prior written notice given pursuant hereto.

    Section 4.  Miscellaneous.

    (a) Separate Counterparts; Amendments, Waiver.  This Consent may be executed
        -----------------------------------------
in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall constitute one and the same instrument. This Consent may not be amended, waived or modified except by an instrument in writing signed by the Consenting Party and the Assignee.

    (b) Severability.  Any provision of this Consent which is prohibited or
        ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    (c) Successors and Assigns.  This Consent shall be binding upon the
        ----------------------
Consenting Party and its permitted successors and assigns and shall inure to the benefit of the Assignee and its successors and permitted assigns.

    (d) Governing Law; Submission to Jurisdiction.
        -----------------------------------------

        (i) This Consent Shall be Governed by, and Construed in Accordance with, the laws of The State of New York Without Respect to Principles of Conflicts of Law.

        (ii) Any Legal Action or Proceeding with Respect to This Consent may be Brought in Any Supreme Court of the State of New York Sitting in New York County or in United States Federal District Court for the Southern District of New York, and Each Party Hereby Accepts for Itself and in Respect of its Property, Generally and Unconditionally, the Non-Exclusive Jurisdiction of the Aforesaid Courts. Each Party Hereby Irrevocably Waives any Objection to the Laying of Venue or Based on the Grounds of Forum Non Conveniens, Which it may now or
                                 ----- --- ----------
Hereafter Have to the Bringing of any Such Action or Proceeding in Such Respective Jurisdictions.

        (iii) Each Party Irrevocably Consents to the Service of Process of any of the Aforementioned Courts in any Such Action or Proceeding by the Mailing of Copies Thereof by Registered or Certified Mail, Postage Prepaid, to Each Party at its Address Set Forth in Section 3 of this Consent, Such Service to Become Effective Four Days After Such Mailing.

        (iv) Nothing Herein Shall Affect the Right of any Party to Serve Process in any Other Manner Permitted by Law or to Commence Legal Proceedings or Otherwise Proceed Against Another Party in any Other Jurisdiction.

    (e) Further Assurances.  The parties hereby agree to execute and deliver all
        ------------------
such instruments and take all such action as may be reasonably necessary to effectuate fully the purposes of this Consent.

    (f) Captions.  The captions to the various provisions of this Consent are
        --------
for convenience only and shall not be considered in construing the provisions hereof.

    In Witness Whereof, the parties hereto have executed this Consent as of the day and year first above written.

                            NCC Charlie Company


                            By:  /s/ [Illegible]
                                 ----------------------------------
                            Its: Assistant Secretary


                            GWI Switching Services L.P.
                            By: GWI Dayton, Inc., General Partner


                            By:
                                 ----------------------------------
                            Its:

                                                                       EXHIBIT I


                              AMENDED AND RESTATED
                           CAR STORAGE YARD AGREEMENT
                           --------------------------


     THIS AMENDED AND RESTATED CAR STORAGE YARD AGREEMENT (this "Agreement") is made as of the 20th day of September, 1994 by and between SOUTHERN PACIFIC TRANSPORTATION COMPANY, a Delaware corporation ("SPT") and CMC RAILROAD I, LTD., a Texas limited partnership ("CMC").


                                   RECITALS:
                                   --------

     A. SPT desires to have available to it a storage yard in the vicinity of Dayton, Texas for the storage of empty covered hopper rail cars and covered hopper rail cars containing plastic pellets bearing Standard Transportation Commodity Code 28-211 Series (collectively, the "Rail Cars").

     B. CMC owns land in the vicinity of Dayton, Texas that is suitable for the construction, operation and maintenance of a storage yard with a storage capacity of 3,000 or more Rail Cars.

     C. SPT, CMC and GWI Switching Services L.P., a Texas limited partnership ("GWISS"), executed and delivered a Car Storage Yard Agreement on March 12, 1994 (the "Storage Agreement") for the construction, operation and maintenance of a storage yard on CMC's land in the vicinity of Dayton, Texas with a storage capacity of 1,500 Rail Cars.

     D. SPT now desires to have available to it, and CMC now is willing to construct, operate and maintain, a storage yard on CMC's land in the vicinity of Dayton, Texas with a capacity of 3,000 Rail Cars.

     E. Concurrently herewith, CMC has agreed to sell to NCC Charlie Company, a Delaware corporation ("NCC"), the Yard (defined below), exclusive of the Site (defined below) and inclusive of the SPT Materials (defined below), as it is completed in stages for a total price of up to *** and to lease the same back from NCC. In addition, CMC has agreed to lease the Site to NCC and sublease the same back from NCC.

     F. SPT and CMC have agreed to amend certain provisions of the Storage Agreement to accommodate the transaction with NCC and to reflect other changes negotiated by SPT, CMC, GWISS and NCC.

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth below, SPT and CMC agree to amend and restate the Storage Agreement, effective as of the date first set forth above, as follows:

                                   ARTICLE 1
                            CONSTRUCTION OF THE YARD
                            ------------------------

     Section 1.1  Design and Location.  CMC shall design and construct a car
     -----------  -------------------
storage yard with a 3,000 Rail Car storage capacity in the configuration shown on the drawing attached hereto as SCHEDULE 1.1 (the "Yard") located on the land
                                  ------------
more particularly identified and described on said drawing (the "Site"). Each "Rail Car Slot" shall be sixty-five feet in length.

     Section 1.2  Specifications and Standards.  CMC shall construct the Yard to
     -----------  ----------------------------
FRA Class 1 standards.

     Section 1.3  Title to Site.
     -----------  -------------

     (a) CMC hereby represents, warrants and covenants to SPT as follows:

     (i) CMC owns the fee interest in the entire Site free and clear of all liens, security interests, mortgages, deeds of trust, claims or other encumbrances, except for such as may be required to secure financing for the Yard and such as would not have an adverse effect on CMC's ability to perform its obligations hereunder and under the other agreements contemplated hereby ("Permitted Liens");

    (ii) During the initial term and any renewal term of this Agreement, CMC shall not sell, assign, transfer or convey any of its interests in the portion of the Site underlying the Yard or subject such portion of the Site underlying the Yard to any encumbrances other than Permitted Liens without the prior written consent of SPT; provided, that SPT hereby consents to a ground lease between CMC and NCC of the Site for an initial term ending on the twentieth anniversary of the Completion Date, with an option for NCC to extend said lease for four additional five (5) year periods and further consents to the execution of a Deed of Trust dated September 20, 1994 pursuant to which CMC shall grant a security interest in the Site to NCC;

   (iii) Any Permitted Liens required to secure financing for the Yard shall contain attornment provisions reasonably satisfactory to SPT that recognize the rights of (A) CMC's general contractor and subcontractors to enter onto the Site for purposes of constructing the Yard up to, but not including, the Completion Date, (B) SPT under this Agreement and the Operating Agreement referenced in
Section 2.2 of this Agreement, and (C) CMC and the Operator (defined in

Section 2.1 of this Agreement) under such Operating Agreement;

    (iv) CMC has obtained all permits (including, without limitation, all required approvals from the ICC) which are required by public agencies for construction and operation of the Yard and shall pay any and all taxes or fees that are required by public agencies to reclassify the Site from agricultural to industrial use;

     (v) The Site and adjacent property, together more particularly described on
Schedule 1.3 (the "Property"), are sufficient for adding another 1,000 Rail Car
- ------------
Slots (the "Option Slots") adjacent to the Yard; and

    (vi) Until September 30, 1994, CMC or an affiliate of CMC shall own and hold the Property (exclusive of the Site) free and clear of all liens and other encumbrances other than Permitted Liens.

     (b) By written notice delivered to CMC on or before September 30, 1994, SPT may elect to require the addition of the Option Slots adjacent to the Yard.
Upon delivery of such notice, the parties shall diligently proceed to negotiate and prepare such amendments, agreements, instruments and other documents as may be required to provide for construction and funding of the Option Slots and for their operation and maintenance.

     Section 1.4  SPT Materials.  Simultaneously with the sale of the Yard to
     -----------  -------------
NCC by CMC as contemplated by the Master Lease Agreement, dated as of September 20, 1994, by and between CMC and NCC, the Assignment and Security Agreement, dated as of September 20, 1994, by and among CMC, NCC and First Security Bank of Utah, National Association and the Ground Lease, dated as of September 20, 1994 by and between CMC and NCC (collectively, the "Lease Documents"), SPT hereby agrees to sell to NCC rail, tie plates, anchors and other used materials (the "SPT Materials") as evidenced by one or more bills of sale executed and delivered on or before the date of each closing for NCC's purchase of the Yard.

     Section 1.5  Construction.
     -----------  ------------

     (a) Construction Schedule.  CMC's general contractor for construction of
         ---------------------
the Yard, W. T. Byler Co., Inc. ("Byler"), shall provide crews and equipment for up to two (2) ten-hour shifts per day as needed to meet the construction schedule set forth on Schedule 1.6 attached hereto (the "Construction
                      ------------
Schedule"). The Construction Schedule shall be subject to timely delivery of materials (including the SPT Materials) to be delivered by SPT and to the force majeure provisions set forth in Section 7.1 of this Agreement.

     (b)  Projections and Progress Reports.  CMC shall provide SPT with oral or
          --------------------------------
written weekly progress reports until the Completion Date (defined below). Based upon the weekly progress reports, SPT and CMC shall make a good faith effort to reach agreement as to whether any construction delays are caused by late delivery of material (including the SPT Materials) to be delivered by SPT or by force majeure events as provided in Section 7.1 of this Agreement.

     (c) Commencement Date.  Operation of the Yard commenced on April 1, 1994
         -----------------
(the "Commencement Date").

     (d)  Completion Date.  Construction of the Yard shall be completed on the
          ---------------
date (the "Completion Date") that CMC notifies SPT in writing that CMC is ready to make available 3,000 Rail Car Slots in the Yard for receipt and storage of Rail Cars from SPT, which date shall be the same date as the date of the sale of the entire Yard by CMC to NCC and the lease of the entire Yard by NCC back to CMC pursuant to the transactions contemplated by the Lease Documents.

     (e) Late Fees.  If for any reason, other than late delivery of materials
         ----------
(including the SPT Materials) to be delivered by SPT or force majeure events as provided in Section 7.1 of this Agreement, CMC fails to deliver the designated Rail Car Slots in the Yard on or before the designated dates as set forth on
Schedule 1.6 (the "Milestones"), CMC shall be obligated to pay to SPT a late fee
- ------------
equal to $10,000.00 per day (the "Late Fee") for each day, other than days of delay resulting from late delivery of materials (including the SPT Materials) to be delivered by SPT or force majeure events as provided in Section 7.1 of this Agreement, after the applicable Milestone date until the actual date of delivery of the number of Rail Car Slots in the Yard required to be delivered on that Milestone date.


                                   ARTICLE 2
                                   OPERATIONS
                                   ----------

     Section 2.1  Operator.  CMC shall be responsible for the operation,
     -----------  --------
maintenance and control of the Yard and may contract with a financially and operationally responsible operator reasonably acceptable to SPT for performance of all such activities (the "Operator"). SPT hereby acknowledges and agrees that GWISS, of which GWI Dayton, Inc. is the general partner, is acceptable to SPT as the initial Operator of the Yard. SPT hereby consents to an assignment to GWISS of CMC's rights under the Operating Agreement (defined below) and the assumption by GWISS of CMC's obligations under the Operating Agreement; provided, that CMC shall remain primarily responsible to SPT for the operation, maintenance and control of the Yard.

     Section 2.2  Operating Agreement.  Operation of the Yard shall be governed
     -----------  -------------------
by the Operating Agreement in the form attached hereto as EXHIBIT A and executed
                                                          ---------
by SPT, and CMC prior to the Commencement Date.

     Section 2.3  Trackage Rights Agreement.  Prior to the Commencement Date,
     -----------  -------------------------
SPT and GWISS executed a Trackage Rights Agreement in the form attached hereto as EXHIBIT B, and GWISS obtained, prior to the Commencement Date, authorization
   ---------
to the extent necessary from the Interstate Commerce Commission to exercise such trackage rights.


                                   ARTICLE 3
                                    PAYMENTS
                                    --------

     Section 3.1  Interim Capacity Fee.  Through the date first set forth above,
     -----------  --------------------
SPT shall pay CMC a monthly capacity fee of   ***  per available Rail Car Slot
(the "Interim Capacity Fee"). All Interim Capacity Fees accrued and unpaid through the date first set forth above shall be paid in full on or before October 31, 1994. For purposes of determining the Interim Capacity Fee, the number of available Rail Car Slots for any given calendar month shall be deemed to be the average daily availability. A Rail Car Slot shall be deemed to be available for use by SPT on a given day if the Rail Car Slot is available for use in accordance with the Operating Agreement, as determined jointly by CMC and SPT. Unavailability or inaccessibility of Rail Car Slots because of any force majeure event provided for in Section 7.1 shall not excuse SPT's obligation to pay the Interim Capacity Fee with respect to such Rail Car Slots. In addition, Rail Car Slots shall not be deemed to be unavailable if, through no fault of CMC, operation of the Yard ceases because the Operator willfully terminates engagement with CMC for operation and maintenance of the Yard.

     Section 3.2  Capacity Fee.  Commencing on the date hereof and for each
     -----------  ------------
calendar month thereafter during the term of this Agreement, SPT shall be obligated to pay CMC a capacity fee (the "Capacity Fee") equal in amount to the monthly Interim Rent or Basic Rent, as applicable, and Supplemental Rent, if any, due and owing by CMC to NCC, as defined in, and determined from time to time in accordance with, the Lease Documents and the transactions contemplated thereby. SPT's obligation to pay the Capacity Fee shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which SPT may have against CMC, NCC or the Operator, including, without limitation, any breach by CMC of its warranties, agreements and covenants contained in any of the Lease Documents, (ii) any failure of the Yard to operate in accordance with specifications or any failure by CMC or the Operator to operate the Yard in accordance with the terms of the Operating Agreement, (iii) any restriction, loss, theft, prevention or interference with any or all use of the Yard or the Rail Car Slots, (iv) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of SPT, CMC or any other person, (v) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against SPT, CMC, NCC or any other person, (vi) any claim, counterclaim or set-off that SPT or any other person has or might have against CMC, or any other person, (vii) any misrepresentation or failure on the part of CMC or any other person to perform or comply with any of the terms hereof or of any other agreement, (viii) any invalidity, unenforceability, disaffirmance or lack of binding effect of this Agreement or any provision hereof by operation of law or through arbitration, (ix) any force majeure event provided for in Section 7.1, or (x) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not SPT shall have notice or knowledge of any of the foregoing. SPT, to the extent permitted by law, waives all rights now or hereafter conferred by applicable law or otherwise to quit, terminate or surrender this Agreement or to any deferment, diminution or reduction of the Capacity Fee. If for any reason whatsoever, this Agreement shall be terminated in whole or in part by operation of law or otherwise (including pursuant to any arbitration proceeding), SPT nonetheless agrees to pay to CMC the Capacity Fees in accordance with the terms hereof had this Agreement not been terminated in whole or in part.

     Section 3.3  Access Fee.  Commencing on the date hereof and for each
     -----------  ----------
calendar month thereafter during the term of this Agreement, SPT shall be obligated to pay CMC a monthly access fee of *** per available Rail Car Slot (the "Access Fee"). Prior to the Completion Date, the number of available Rail Car Slots for any calendar month shall be determined in the same manner as set forth in Section 3.1. On and after the Completion Date until expiration or termination of this Agreement, SPT shall be obligated to pay the Access Fee with respect to 3,000 Rail Car Slots unless SPT can demonstrate that (i) Rail Car Slots were taken out of service for all or part of a given month due to the negligence or willful acts or omissions of CMC or its operator with the effect that less than 3,000 Rail Car Slots were available to SPT or (ii) entrance into or exit from the Yard was precluded during a given day due to the negligent or willful acts or omissions of CMC or the Operator. Unavailability or inaccessibility of Rail Car Slots on or after the Completion Date because of any force majeure event provided for in Section 7.1 shall not excuse SPT's obligation to pay the Monthly Fee with respect to such Rail Car Slots. In addition, Rail Car Slots shall not be deemed to be unavailable if, through no fault of CMC, operation of the Yard ceases because the Operator willfully terminates its engagement with CMC for operation and maintenance of the Yard.

     Section 3.4  Operations Fee.  SPT shall be obligated to pay CMC a monthly
     -----------  --------------
operations fee (the "Operations Fee").  CMC hereby
acknowledges receipt of all Operations Fees due and owing for April through July
1994. The Operations Fee of   ***  due and owing for August 1994 shall be
paid in full by SPT to CMC on the date of this Agreement. The Operations Fee
shall be   ***  for September 1994 and each calendar month thereafter until the first full calendar month during which there are at least 1,500 Rail Car Slots available for use in accordance with the Operating Agreement. Commencing
with that month, the Operations Fee shall be   ***  until the first full
calendar month during which there are at least 1,800 Rail Car Slots available for use in accordance with the Operating Agreement. Commencing with that month and thereafter until the first full calendar month following the Completion Date, the Operations Fee shall be as follows:


     First Full Calendar Month
     During Which Number of
     the Operating Agreement         Operations Fee
     ----------------------------------------------

                            ***


          Commencing with the first full calendar month after the Completion Date, the Operations Fee shall be *** per available Rail Car Slot. In addition, SPT shall pay an incremental Operations Fee of *** for each Rail Car in excess of 3,000 that is released from the Yard during any calendar month. The number of available Rail Car Slots shall be determined in the manner set forth in Section 3.1 prior to the Completion Date and Section 3.3 thereafter.

     Section 3.5    Operations Fee Adjustments.
     -----------    --------------------------

          (a) Within thirty (30) days after each of the third, sixth, ninth and twelfth anniversaries of the Completion Date (and within thirty (30) days after the fifteenth anniversary of the Completion Date if this Agreement is renewed), CMC shall deliver to SPT a written statement of operating and maintenance costs actually incurred by CMC with respect to operation and maintenance of the Yard during each of the three prior contract years, which statement shall be subject to audit by SPT in accordance with Article 4. The Operations Fee for the next three (3) succeeding contract years shall be the budgeted operation and maintenance costs which have been negotiated and agreed to by SPT, CMC and its Operator, if any, during the third year of each adjustment period for the next three (3) succeeding contract years divided by 3,000 Rail Car Slots. In negotiating budgeted costs, SPT, CMC, and the Operator shall take into consideration such factors as actual costs incurred in prior years, the effect of aging of the Yard on maintenance requirements and planned repairs. If an Operator is to be replaced by a new Operator, new budgeted operations and maintenance costs shall be as determined by mutual agreement of CMC, SPT and the new Operator.

          (b) If CMC or the Operator releases (outbound) more than 3,600 Rail Cars from the Yard for each of three (3) consecutive calendar months, CMC and the Operator shall have the right to initiate, by delivery of written notice to SPT, renegotiation of the O&M Budget. If CMC or the Operator releases (outbound) less than 2,700 Rail Cars from the Yard during each of six (6) consecutive calendar months or less than 2,400 Rail Cars for each of four (4) consecutive calendar months, SPT shall have the right to initiate, by delivery of written notice, renegotiation of the O&M Budget. Such renegotiations shall be based on a turnaround time for Rail Cars and the factors set forth in paragraph (a) of this
Section 3.5. If CMC, the Operator and SPT cannot reach agreement on a renegotiated O&M Budget within thirty (30) days after the date of the applicable notice delivered under this Section 3.5(b), the renegotiated O&M Budget shall be determined by arbitration pursuant to Article 6 hereof.

     Section 3.6    Payment of Fees.
     -----------    ---------------

          (a)  Payment Dates.  CMC and SPT hereby agree that the accrued and
               -------------
unpaid Interim Capacity Fees due and payable on or before October 31, 1994 are
  ***  .  The Capacity Fee, Access Fee and Operations Fee for September
1994 and each month thereafter until the month in which the Completion Date occurs shall be due and owing on the last business day of each such month (the "Interim Payment Date"). Not less than five (5) days prior to each Interim Payment Date, CMC shall provide SPT with a written statement of the Capacity Fee, Access Fee and Operations Fee due and owing on such Interim Payment Date. The Capacity Fee, Access Fee and Operations Fee for the month immediately following the month in which the Completion Date occurs and for each month thereafter during the term of this Agreement shall be due and owing on the first business day of the next succeeding month (the "Payment Date"). The amount of the Capacity Fee, Access Fee and Operations Fee due on each Payment Date shall be as determined by the parties on the Completion Date (and based on the assumption that 3,000 Rail Car Slots are available in the Yard) and remain unchanged until delivery by CMC to SPT, not less than five (5) days prior to the applicable Payment Date, of a change in the Basic Rent payable under the Lease Documents or the accrual of incremental Operations Fees under Section 3.4. Notwithstanding the other provisions of this Section 3.5(a), any portion of the Capacity Fee attributable, from time to time, to Supplemental Rent payable by

CMC under the Lease Documents shall be due and owing on the part of SPT as and when such amount is due and owing on the part of CMC under the Lease Documents. For purposes of this Agreement, the term "business day" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New York or the State of Texas or the State of Utah or a day on which banking institutions chartered by the State of New York or the State of Texas or the State of Utah or the United States and located in the State of New York or the State of Texas or the State of Utah are legally required or authorized to close.

          (b)  Payment.  Payment of Capacity Fees, Access Fees and Operations
               -------
Fees shall be made by bank check or by wire transfer to the Collateral Trustee pursuant to the Lease Documents. All late payments shall bear interest at an annual rate equal to the prime rate of Citibank, N.A. plus two (2) percent accruing from the due date until paid and calculated on the basis of a year of three hundred sixty-five (365) days and the actual number of days elapsed.

          (c) Default.  In the event SPT fails to make a payment when it becomes
              -------
due and owing under Section 3.6(a), and such default continues for a period of five (5) business days after delivery by CMC to SPT of written notice of such default (the "Cure Period"), CMC or its authorized agent may without further notice or demand declare at once due and payable all Capacity Fees and Access Fees accrued up to the date of default plus such Capacity Fees and Access Fees as are required to be paid by SPT during the period following the default until the fifteenth anniversary of the Completion Date; provided, that the first three
(3) times that SPT fails to make a payment when it becomes due and owing under
Section 3.6(a) CMC shall have the right to accelerate the Capacity Fees and Access Fees only if such default continues for the Cure Period plus a period of five (5) business days after delivery to SPT of written notice of expiration of the Cure Period. If default is made in the payments required of SPT in this Agreement, whether by scheduled maturity or by acceleration, and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, receivership or other judicial proceedings for the establishment or collection of any amount called for hereunder, SPT agrees to pay to CMC or its authorized agent a reasonable amount as attorney's or collection fees.

          (d)  Refund.  After the Completion Date, SPT may make a written demand
               ------
on CMC for a refund with respect to any Access Fee paid in accordance with
Section 3.6(a) if it reasonably believes that the number of available Rail Car Slots, determined in accordance with the provisions of Section 3.3, for the month with respect to which the

Access Fee was paid was less than 3,000 Rail Car Slots. Such written demand shall be delivered to CMC within ninety (90) days after the end of the calendar month in which the Access Fee payment was made and set forth therein the size of the refund being sought by SPT and a brief statement of the facts upon which SPT bases its assertion. If SPT and CMC cannot reach agreement on the amount of the refund, if any, to which SPT is entitled within fifteen (15) days after delivery of the written demand for refund, either party may submit the matter to arbitration in accordance with Article 6. In lieu of payment of the refund amount in cash by CMC, SPT may recover any and all refund amounts by set-off against Access Fees accruing.


                                   ARTICLE 4
                                     AUDITS
                                     ------

     Section 4.1    Records.  For each three-year period during the term of this
     -----------    -------
Agreement, CMC shall maintain records pertaining to this Agreement. Such records shall include but not be limited to accounting records, car records, written policies and procedures, and any other supporting evidence necessary to substantiate charges related to this Agreement (collectively, the "records"). The records shall be open to inspection and subject to audit and/or reproduction at SPT's cost and expense during normal working hours by SPT's agent or its authorized representative to the extent necessary to adequately permit evaluation and verification of any invoices, payment or claims submitted by CMC or any of its payees pursuant to this Agreement.

     Section 4.2    Access.  For the purposes of such audits, inspections,
     -----------    ------
examinations and evaluations, SPT's agent or authorized representative shall have access to said records from the effective date of this Agreement until the lesser of the three (3) years or the last SPT audit after the date of termination hereof. SPT's agent or its authorized representative shall have access to CMC's facilities during normal business hours. In order to conduct audits in compliance with this Section 4.2, SPT's agent or its authorized representative shall give CMC reasonable advance notice of intended audits.


                                   ARTICLE 5
                           TERM AND PURCHASE OPTIONS
                           -------------------------

     Section 5.1    Initial Term.  The initial term of this Agreement shall
     -----------    ------------
commence on March 12, 1994 and end on the day immediately preceding the fifteenth anniversary of the Completion Date, which date shall be the last day of the Basic Lease Term under the Lease Documents.

     Section 5.2    Renewal Term.  By written notice delivered to CMC not less
     -----------    ------------
than one hundred and ninety (190) days prior to the fifteenth anniversary of the Completion Date, SPT may elect to renew this Agreement, if not terminated early pursuant to Section

5.3, for one additional five-year term commencing on the fifteenth anniversary of the Completion Date and ending on the day immediately preceding the twentieth anniversary of the Completion Date. The Capacity Fee, Access Fee and Operations Fee for the additional term shall be determined by mutual agreement of the parties at that time, or, in the absence of agreement, submitted to arbitration pursuant to Article 6; provided, that the Capacity Fee during the renewal term shall not be less than the Basic Rent and Supplemental Rent, if any, payable by CMC to NCC under the Lease Documents.

     Section 5.3    Purchase Option.  SPT shall have the right to exercise, on
     -----------    ---------------
its own behalf, any and all buyout and/or purchase options with respect to the Yard granted by NCC to CMC under and pursuant to the Lease Documents. If no default of SPT under Section 3.6(a) has occurred and is continuing, SPT may elect to exercise the Early Buy-Out Option of CMC provided for in the Lease Documents upon written notice given to CMC not less than five (5) days prior to the EBO Date provided for in the Lease Documents. If no default of SPT under
Section 3.6(a) has occurred and is continuing, SPT also may indicate to CMC an interest in determining the purchase price for the purchase option at the end of the lease term of CMC provided for in the Lease Documents upon written notice given to CMC not less than three hundred sixty-five (365) days prior to the end of the Basic Lease Term or Renewal Term provided for in the Lease Documents, and may exercise such option upon written notice given to CMC not less than one hundred eighty-five (185) days prior to the end of the Basic Lease Term or Renewal Term provided for the in the Lease Documents. Upon, and in conjunction with any such exercise by SPT, CMC shall sell, assign, transfer and convey the Site to SPT, free and clear of all liens, security interests, mortgages, deeds of trust, claims or other encumbrances other than Permitted Liens, in consideration for the payment by SPT to CMC of $5,000 per acre on the Site. In no event shall exercise of the Early Buy-Out Option by SPT terminate or discontinue SPT's obligations with respect to the accrual and payment of Access Fees in accordance with Sections 3.3 and 3.6(b).



                                   ARTICLE 6
                                  ARBITRATION
                                  -----------

     Section 6.1    Arbitrable Matters.  If at any time a question or
     -----------    ------------------
controversy shall arise between the parties hereto in connection with this Agreement upon which the parties cannot agree, such question or controversy shall be submitted to and settled by a single arbitrator, selected by mutual agreement of the parties, within twenty (20) days after written notice by one party of its desire for arbitration to the other party or parties; provided, that the amount and time for payment of Capacity Fees shall not be subject to arbitration under this Article 6. If within the twenty

(20) day period the parties do not agree on a single arbitrator, the party demanding such arbitration (the "Demanding Party") shall notify the other party or parties (the "Noticed Party") in writing of such demand, stating the question or questions to be submitted for decision and nominating one arbitrator. Within twenty (20) days after receipt of said notice, the Noticed Party shall appoint an arbitrator and notify the Demanding Party in writing of such appointment. Should the Noticed Party fail within twenty (20) days after such receipt of such notice to name its arbitrator, said arbitrator may be appointed by J*A*M*S, Judicial Arbitration & Mediation Service, or, if J*A*M*S is no longer in business, then by the Chief Judge (or acting Chief Judge) of the United States District Court for the District of Columbia upon application by any party after ten (10) days' written notice to all other parties. The arbitrators so chosen shall select one additional arbitrator to complete the board. If they fail to agree upon an additional arbitrator, the same shall, upon application of any party, be appointed by said judge in the manner heretofore stated.

     Section 6.2    Arbitration Proceedings.  Upon selection of the
     -----------    -----------------------
arbitrator(s), said arbitrator(s) shall within reasonable diligence determine the questions as disclosed in said notice of demand for arbitration, shall give all parties reasonable notice of the time and place (of which the arbitrator(s) shall be the judge) of hearing evidence and argument, may take such evidence as they deem reasonable or as either party may submit with witnesses required to be sworn, and may hear arguments of counsel or others. If any arbitrator declines or fails to act, the party (or parties in the case of a single arbitrator) by whom he was chosen or said judge shall appoint another to act in his place. After considering all evidence, testimony, and arguments, said single arbitrator or the majority of said board of arbitrators shall promptly state such decision or award in writing which shall be final, binding, and conclusive on all parties to the arbitration when delivered to them. Until the arbitrator(s) shall issue the first decision or award upon any question submitted for arbitration, performance under the Agreement shall continue in the manner and form existing prior to the rise of such question. After delivery of said first decision or award, each party shall forthwith comply with said first decision or award immediately after receiving it.

     Section 6.3    Costs and Fees.  Each party to the arbitration shall pay the
     -----------    --------------
compensation, costs, and expenses of the arbitrator appointed in its behalf and all fees and expenses of its own witnesses, exhibits, and counsel. The compensation, cost and expenses of the single arbitrator or the additional arbitrator in the board of arbitrators shall be paid in equal shares by all parties to the arbitration.

     Section 6.4    Access to Records.  The books and papers of all parties, as
     -----------    -----------------
far as they relate to any matter submitted for arbitration, shall be open to the examination of the arbitrator(s).

                                   ARTICLE 7
                                 MISCELLANEOUS
                                 -------------

     Section 7.1    Force Majeure.  No party shall be liable to the others in
     -----------    -------------
damages nor shall a default be deemed to have occurred, and each party shall be excused from performance of any of its obligations hereunder (except obligations involving the payment hereunder of money to the other party or to a third party), during the time when such non-performance is occasioned by fire, earthquake, strike, lock out, unavoidable accident, riot, insurrection, civil disturbance, acts of civil or military authorities, act of public enemy, embargo, war, act of God (including, without limitation, adverse weather conditions to the extent that they give rise to mud or standing water conditions that make earth moving or other construction work on the Yard impractical), inability to obtain labor, materials or supplies or any other similar cause beyond the party's reasonable control; provided, that if either party suffers a work stoppage due to a labor dispute, such party shall make such reasonable efforts, if practicable, to staff its operations so as to minimize disruptions to the Project. Each party agrees to notify promptly the other party when the non-performance of its obligations hereunder is the result of any of the circumstances described above in this Section 7.1 and, except when the circumstances involves a labor dispute, shall use all reasonable efforts to remedy the situation. Each party further agrees to provide the other party with periodic reports describing in reasonable detail the current condition of such circumstance for so long as such circumstance prevents the performance of an obligation required hereunder.

     Section 7.2    Taxes.  CMC agrees to pay, and indemnify and hold SPT
     -----------    -----
harmless from, all taxes, fees, assessments, charges or withholdings of any nature whatsoever, together with any penalties, additions to tax or interest thereon imposed against CMC, SPT, the Yard or underlying property or any portion thereof by any Federal, state or local government or taxing authority in the United States or by any foreign country or subdivision thereof upon or with respect to the transactions contemplated by this Agreement or any related operative document and upon or with respect to the Yard, the underlying property or any portion thereof, the ownership, sale or other disposition, financing, refinancing, leasing or operation of the Yard or the underlying property or any portion thereof, or any payment to be made by SPT pursuant to the terms of the Agreement or any related operative document (all such taxes, fees, assessments, charges or withholdings, and all penalties, additions to tax and interest imposed in connection therewith being hereinafter called "Taxes"). In the event any reports or returns are required to be made with regard to any Taxes, CMC shall prepare and file timely such reports or returns. CMC further agrees that, with respect to any payment or indemnity under this Section 7.2, CMC's indemnity obligations shall include any amount necessary to hold SPT harmless on an after-tax basis from all Taxes required to be paid by SPT with respect to such payment or indemnity (including any payments under this sentence). Payment shall be made by CMC no later than the date on which SPT must pay such Taxes.

     Section 7.3    Property Taxes.  Notwithstanding the provisions of Section
     -----------    --------------
7.2 of this Agreement, during the term of this Agreement, SPT shall be responsible for paying all property taxes imposed by the State of Texas or by any Texas local taxing authority upon or with respect to the Yard and underlying real property (however these taxes are denominated).

     Section 7.4    Other Taxes.
     -----------    -----------

          (a) SPT shall reimburse the Operator for all taxes directly attributable to Operator's operation of the Yard and the transactions contemplated by this Agreement and imposed on and paid by Operator pursuant to Texas Tax Code Section 171.001 (hereinafter, "Franchise Taxes"). SPT's obligation pursuant to this Section 7.4 shall not include any penalties, additions to tax or interest imposed on Operator in connection with Franchise Taxes and shall not include reimbursement for any taxes imposed on Operator as a result of its receipt of any payment pursuant to this Section 7.4.

          (b) All reports or returns with regard to Franchise Taxes, or any other taxes that are required to be made with respect to the transactions contemplated by the Agreement or by any related operative document, shall be made and filed timely by CMC or Operator, as applicable.

          (c) The accuracy of all amounts to be paid by SPT pursuant to Section 7.4(a) shall be subject to verification by SPT. In order to enable such verification, Operator or CMC, as applicable, shall provide to SPT, at SPT's request, all returns or reports required to be filed pursuant to Section 7.4(b) of this Agreement, all auditors reports and any other Operator or CMC records which SPT deems reasonably necessary to determine the accuracy of the purported tax liability.

          (d) All payments to be made by SPT pursuant to this Section 7.4 shall be made after the later of thirty (30) days from the date of SPT's receipt of written notice and reasonably proof of Operator's payment of Franchise Taxes or SPT's completion to its reasonable satisfaction of verification pursuant to
Section 7.4(c) of this Agreement.

          (e) If any claim is made against Operator, by commencement of proceedings against Operator or otherwise, for any Franchise Taxes for which SPT would have a reimbursement obligation pursuant to this Section 7.4, Operator shall promptly notify SPT of such claim in writing. SPT may, at its expense, in good faith and by appropriate legal or administrative proceedings, contest or defend such asserted claim or liability. Any contest or defense conducted pursuant to this paragraph may be conducted by SPT either on its own behalf or, if required by the applicable jurisdiction, in Operator's name on Operator's behalf.

          (f) If any refund is paid to Operator of any Franchise Taxes regarding which SPT has made a payment to Operator pursuant to Section 7.4(a) of this Agreement, Operator shall promptly notify SPT of such refund and pay over to SPT the entire refunded amount including interest received thereon.

          (g) Notwithstanding any other provision of this Agreement or of any other related operative document, as between SPT and CMC, SPT shall not be required to pay, reimburse, indemnify or hold harmless CMC or Operator from, any taxes, together with any penalties, additions to tax or interest thereon, in excess of SPT's obligations pursuant to Section 7.3 and Section 7.4(a) through 7.4(e) of this Agreement, as between SPT and CMC, SPT's entire obligation with respect to taxes being fully set forth in such Sections 7.3 and Section 7.4(a) through 7.4(e) of this Agreement. Notwithstanding the foregoing, SPT shall not be relieved of its obligations to pay Capacity Fees attributable to Supplemental Rent in accordance with the terms of Section 3.2.

          (h) CMC hereby assigns to SPT any and all rights of CMC under the Lease Documents to control contests regarding tax matters arising from the transactions contemplated by the Lease Documents.

     Section 7.5    Assignment.  This Agreement shall inure to the sole benefit
     -----------    ----------
of and be binding upon the successors and permitted assigns of CMC and SPT. Neither party shall assign its rights and interests in this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided, that SPT hereby irrevocably consents to the collateral and absolute assignment of CMC's right, title and interest in, to and under this Agreement to NCC as collateral security for the obligations of CMC under the Lease Documents.

     Section 7.6    Public Disclosure.  Except as may be required by law or to
     -----------    -----------------
obtain financing for the Yard, neither party to this Agreement shall disclose the terms and conditions of this Agreement to third parties without the prior written consent of the non-disclosing party.

     Section 7.7    Whole Agreement.  This Agreement, including the Schedules
     -----------    ---------------
and Exhibits attached hereto and hereby incorporated by reference, constitutes the entire agreement between the parties and may not be amended, modified or supplemented except by mutual written agreement of the parties.

     Section 7.8    Notices.  All notices, demands, request, submissions and
     -----------    -------
other communications which are required or permitted to be given pursuant to this Agreement shall be given by one party to the other parties in writing and shall be deemed properly served if delivered by hand to the other parties to whose attention it is directed, or same shall be deemed to have been properly served and delivered when mailed by registered or certified mail, return receipt requested, with postage prepaid and addressed as follows:

     If intended for SPT:

          Vice President and
          Chief Transportation Officer
          Southern Pacific Transportation Company
          1860 Lincoln Street - 14th Floor
          Denver, Colorado  80295
          Fax:  (303) 812-5098

     With a copy to:

          Director-Contracts & Joint Facilities
          Southern Pacific Transportation Company
          One Market Plaza, Room 1004P
          San Francisco, California  94105
          Fax:  (415) 541-1024

     If intended for CMC:

          CMC Railroad I Ltd.
          P.O. Box 247
          Dayton, Texas  77535
          Attn:  Bill Sjolander

     And in all cases with a copy to:

          NCC Charlie Company
          200 Park Avenue, 33rd Floor
          New York, New York  10166
          Attention:  Asset Administrator

or such other address as may be designated by the parties.

     Section 7.9    Waiver of Remedies.  If any party fails to enforce any right
     -----------    ------------------
or remedy available under this Agreement, that failure shall not be construed as a waiver of any right or remedy with respect to any other matter.

     Section 7.10   Governing Law.  This Agreement shall be construed in
     ------------   -------------
accordance with and governed by the local laws of the State of Texas.

     Section 7.11   GWISS.  GWISS is a third party beneficiary solely for
     ------------   -----
purposes of enforcing all rights of CMC in connection

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed.

                              SOUTHERN PACIFIC TRANSPORTATION
                              COMPANY



                              By:    /s/ L.I. Yarberry
                                     ------------------------------
                              Name:  L.I. Yarberry
                                     ------------------------------
                              Title: Vice President - Finance
                                     ------------------------------

                              CMC RAILROAD I, LTD.

                              BY:   CMC RAILROAD-A, INC.,
                                    GENERAL PARTNER



                                    By:   /s/ Bill Sjolander
                                          ---------------------------
                                    Name:  Bill Sjolander
                                          ---------------------------
                                    Title:  President
                                          ---------------------------


CONSENTED TO ON SEPTEMBER ___, 1994 BY:

GWI SWITCHING SERVICES L.P

BY:  GWI DAYTON, INC.,
     GENERAL PARTNER



By:   /s/ Mark W. Hastings
      ---------------------------
Name:     Mark W. Hastings
      ---------------------------
Title:    Treasurer
      ---------------------------

                                  SCHEDULE 1.1

                             THE YARD AND THE SITE
                             ---------------------

                                  SCHEDULE 1.3

                                  THE PROPERTY
                                  ------------

                                  SCHEDULE 1.6

                        CONSTRUCTION SCHEDULE MILESTONES
                        --------------------------------



                               CUMULATIVE NUMBER
                RAILCAR SLOTS  OF RAILCAR SLOTS
   DATE           DELIVERED       AVAILABLE
============================================================
   4/1/94            100              100
- ------------------------------------------------------------
   5/1/94            300              400
- ------------------------------------------------------------
   6/1/94            300              700
- ------------------------------------------------------------
   7/1/94            300            1,000
- ------------------------------------------------------------
   8/1/94            300            1,300
- ------------------------------------------------------------
   9/1/94            200            1,500
- ------------------------------------------------------------
  10/1/94            200            1,700
- ------------------------------------------------------------
  11/1/94            300            2,000
- ------------------------------------------------------------
  12/1/94            300            2,300
- ------------------------------------------------------------
   1/1/95            200            2,500
- ------------------------------------------------------------
   2/1/95            200            2,700
- ------------------------------------------------------------
   3/1/95            300            3,000
============================================================

THE STATE OF TEXAS)
COUNTY OF LIBERTY)

FIELD NOTES of a 151.7228 acre tract of land surveyed for Bill Sjolander and situated in the T.C. RR. Co. Survey, Section No. 39, Abstract No. 474 and in the J.W. Davis Survey, Section No. 40, Abstract No. 537, Liberty County, Texas, and being the same tract of land described as Four tracts of land in a deed dated February 19, 1987, from Roy Seaberg, Jr., at al, to Bill Sjolander and recorded in Volume 1160 at Page 402 of the Deed Records of Liberty County, Texas. This
151.7228 acre tract of land is more particularly described by metas and bounds as follows, to-wit:

NOTE: BEARING BASIS IS THE WEST RIGHT OF WAY LINE OF STATE HIGHWAY NO. 146 AS CALLED IN THE ABOVE MENTIONED DEED, S 20 DEG 42 MIN 55 SEC WEST. REFERENCE IS MADE TO THE PLAT OF EVEN DATE ACCCOMPANYING THIS DESCRIPTION.

BEGINNING at a 1 inch iron pipe found for the Southeast corner of this tract of land, the Southeast corner of said Four tracts of land and the Northeast corner of a 40 foot strip of land conveyed to Jim Sterling by A.J. Otto by deed dated December 13, 1956, and recorded in Volume 455 at Page 296 of the Deed Records of Liberty County, Texas. This BEGINNING corner is in the West right of way line of State Highway No. 146, 120 foot right of way, and in the center of a 60 foot private road easement.

THENCE North 89 deg 12 min 00 sec West with the South line of this tract, the centerline of said 60 foot private road easement and the North line of said 40 foot strip a distance of 884.88 feet to a 1/2 inch iron rod set for the Southwest corner of this tract and the Southeast corner of a so-called 33.003 acre tract of land found to contain 33.3281 acres that was described in a Memorandum of Lease form Bill Sjolander to Redland Stone Products Co. recorded in Volume 1324 at Page 716 of the Deed Records of Liberty County, Texas.

THENCE North 13 deg 44 min 30 sec East with the West line of this tract and the East line of said 33.3281 acre tract of land a distance of 3418.31 feet to a 1/2 inch iron rod found for the Northeast corner of said 33.3281 acre tract of land and a corner of this tract of land.

THENCE North 43 deg 17 min 17 sec West with the South line of this tract and the North line of said 33.3281 acre tract of land a distance of 478.24 feet to a 1/2 inch iron rod set for the Northwest corner of said 33.3281 acre tract and the most Northern Southwest corner of this tract of land in the East right of way line of the Southern Pacific Railroad Co. 100 foot right of way as described in a deed from R.E. Armstrong to R.S. Sterling dated July 16, 1917, and recorded in Volume 69 at Page 193 of the deed Records of Liberty County, Texas.

PAGE NO. 2 - BILL SJOLANDER 151.7228 ACRE TRACT

THENCE North 13 deg 47 min 14 sec East with the West line of this tract and the East right of way line of the railroad right of way, a distance of 2746.59 feet to a point for the Northwest corner of this tract of land and the Southwest corner of a 40 foot strip of land conveyed to Floyd R. Fouts by A.J. Otto by deed recorded in Volume 408 at Page 571 of the Deed Records of Liberty County, Texas. From this corner an iron pipe found bears North 89 deg 13 min 00 sec West
0.25 feet and a fence corner post at the Northwest corner of said Fouts 40 foot strip and in the North line of the T. C. RR Co. Survey bears North 13 deg 47 min 14 sec East 39.99 feet.

THENCE South 89 deg 13 min 00 sec East with the North line of this tract and the South line of the Fouts 40 foot strip a distance of 762.08 feet to a 1/2 inch iron set for the most Northern Northeast corner of this tract of land and a corner of a tract of land conveyed to M.F. Cooper, et al, by Floyd M. Fouts by deed recorded in Volume 542 at Page 207 of the Deed Records of Liberty County, Texas.

THENCE South 02 deg 46 min 00 sec West with the East line of this tract and the West line of the Cooper tract a distance of 3785.84 feet to a 1/2 inch iron rod set for a corner of this tract of land and the Southwest corner of the Cooper tract of land.

THENCE South 69 deg 43 min 10 sec East with the South line of the Cooper tract and the North line of this tract a distance of 125.06 feet to a 3/4 inch galvanized iron pipe found for the most Eastern Northeast corner of this tract of land and the Southeast corner of the Cooper tract of land in the West right of way line of State Highway No. 146.

THENCE Southern 20 deg 42 min 55 sec West with the East line of this tract and the West right of way line of State Highway No. 146, at 59.9 feet found a 1 inch galvanized iron pipe in line, in all a total distance of 2686.91 feet to the PLACE OF BEGINNING, containing within said boundaries 151.7228 acres of land.

SURVEYED:  December, 1993

PAGE NO. 3 - BILL SJOLANDER 151.7228 ACRE TRACT


                            SURVEYOR'S CERTIFICATE

I, Robert L. Hall, Jr., Reg. Professional Land Surveyor No. 1610, do hereby certify that the foregoing field notes were prepared from a survey made on the ground on the date shown and that all lines, boundaries and landmarks are accurately described therein.

WITNESS may hand and seal at Baytown, Texas, this the 14th., day of December, A.D., 1993.

/s/ Robert L. Hall, Jr.
______________________________
REG. PROFESSIONAL LAND SURVEYOR
No. 1610
93-0654H.FDN

[SEAL]

                               SUBJECT PROPERTY


                             [GRAPH APPEARS HERE]

                                                                      EXHIBIT II


                             AMENDED AND RESTATED
                              OPERATING AGREEMENT
                              -------------------


  THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement"), made this 20th day of September, 1994, by and between SOUTHERN PACIFIC TRANSPORTATION COMPANY, A Delaware corporation ("SPT"), and CMC RAILROAD I LTD., a Texas limited partnership, ("CMC")

                                   RECITALS:
                                   --------

  A. SPT, CMC and GWI Switching Services L.P., a Texas limited partnership ("GWISS"), executed and delivered a Car Storage Yard Agreement on March 12, 1994 (the "Storage Agreement") for the construction, operation and maintenance of a storage yard on CMC's land in the vicinity of Dayton, Texas with a storage capacity of 1,500 rail cars.

  B. SPT and CMC executed and delivered an Operating Agreement on March 12, 1994 (the "Operating Agreement") to set forth certain understandings with respect to the storage of SPT's rail cars on trackage controlled by CMC in the storage yard in the vicinity of Dayton, Texas, including the transfer of such cars to and from trackage of SPT in the vicinity of Dayton, Texas.

  C. CMC and GWISS have executed and delivered an Assignment and Agreement dated September 20, 1994, whereby CMC assigned certain of its rights hereunder to GWISS.

  D. Concurrently herewith, CMC has agreed to sell to NCC Charlie Company, a Delaware corporation ("NCC"), the Storage Tracks (defined below) exclusive of underlying real estate, as it is completed in stages for a total price of up to $22,600,000 and to lease the same back from NCC.

  E. Concurrently herewith, CMC and SPT have executed and delivered, and GWISS has consented to, an Amended and Restated Car Storage Yard Agreement (the "Amended Storage Agreement") to accommodate the transaction with NCC and to reflect other changes neqotiated by SPT, CMC and NCC.

  F. SPT and CMC have agreed to amend certain provisions of the Operating Agreement to accommodate the transaction with NCC and to reflect other changes negotiated by SPT, CMC and NCC.

  NOW, THEREFORE, in consideration of the premises and mutual covenants set forth below, SPT and CMC agree to amend and restate the Operating Agreement, effective as of the date first set forth above, as follows:

  SECTION 1. CMC hereby permits SPT (or its agent), and SPT hereby agrees, to store empty covered hopper rail cars and covered hopper rail cars containing plastics bearing Standard Transportation Commodity Code ("STCC"), No. 28-211-Series (the "Rail Car") on rail trackage operated, maintained and controlled by CMC in the vicinity of Dayton, Texas as more particularly described on Schedule 1 attached hereto (hereinafter referred to as
                          --------
"Storage Tracks"):

  Section 2. Notwithstanding anything to the contrary in otherwise applicable tariffs or circulars, CMC shall not be entitled to a division of revenue nor shall it assess storage in transit charges against the loaded Rail Cars stored on the Storage Tracks pursuant to this Agreement. The storage referred to in this Agreement includes the following services performed for SPT, without additional cost or expense to SPT:

  (a) Moving the Rail Car to be stored from SPT's trackage located in the vicinity of Dayton, Texas as more particularly described on Schedule 1 attached
                                                            ----------
hereto (hereinafter referred to as "SPT Yard") to the Storage Tracks;

  (b) Unlimited (as to time) storage of the Rail Car on the Storage Tracks and any switching required while said Rail Car is in storage;

  (c) Moving the stored Rail Car back to the SPT Yard within a reasonable amount of time, but not more than 24 hours, after SPT's authorized representative notifies CMC of shipping orders, except Sundays and holidays; provided, however, that the time shall be tolled for any period during which CMC is unable to gain access to any SPT tracks that are necessary to provide the service;

  (d) Protecting Rail Cars stored hereunder and the contents thereof from, without limitation, theft, fire and damage;

  (e) Maintaining the Storage Tracks at all times at no less than Federal Railroad Administration Class I standards, as the same may be amended from time to time.

  (f) Arranging the previously stored Rail Car for east or west movement according to the directions given by SPT's authorized representative or as listed by the TCC computer system.

  CMC shall perform, or cause to be performed, the services set forth above in all material respects in accordance with (i) applicable contractor and vendor warranties, (ii) any applicable operating plans and budgets, (iii) all applicable laws (including environmental laws), regulations, codes, permits, and licenses, (iv) prudent operating and maintenance practices, and (v) this Agreement, but in any event in compliance with the Master Lease Agreement dated as of September 20, 1994 (the "Lease Agreement"), by and between CMC and NCC. CMC or its contractor shall obtain and maintain in effect all licenses and permits required to allow CMC or its contractor to do business or perform its services hereunder in the jurisdictions where such services are to be performed.

  Section 3. CMC shall be responsible for the operation, maintenance and control of the Storage Tracks and performance of the services referred to in Section 2 of this Agreement. Such responsibilities of CMC shall be performed by CMC or its contractor; provided, however, the hiring of such contractor (or any successor) shall have prior written approval of SPT, which approval shall not be unreasonably withheld. SPT hereby approves the selection by CMC of GWISS.

  Upon the assumption by GWISS of CMC's obligations under this Agreement, GWISS shall be bound by all of the terms and conditions contained herein. In addition, GWISS shall consent to the absolute assignment of this Agreement and the Amended Storage Agreement to NCC as security for the obligations of CMC under and pursuant to the Lease Agreement, the Ground Lease, dated September 20, 1994 by and between NCC and CMC and the Assignment and Security Agreement, dated as of September 20, 1994, among NCC, CMC and First Security Bank of Utah, National Association, as the Collateral Trustee (collectively, the "Lease Documents"). Upon the replacement of GWISS with any replacement operator or any successor operator thereto, such replacement operator shall be similarly bound by all of the terms and conditions contained herein prior to the commencement of any activity by such party and, in addition, such replacement operator shall execute and deliver a consent to the absolute assignment of this Agreement and the Amended Storage Agreement to NCC and shall also execute and deliver any other document which CMC or NCC shall reasonablv request.

  Section 4. For all purposes, including responsibility for loss of or damage to the Rail Cars or contents thereof, the Rail Cars shall be considered in the possession and control of CMC while on the Storage Tracks.

  Section 5. CMC shall not be responsible for paying per diem, mileage payout or other accessorial charges on Rail Cars stored on the Storage Tracks pursuant to this Agreement. Should any fine, penalty, liability, cost or expense be incurred by CMC, or any of its agents, contractors, subcontractors or operators, as a result of SPT's payment or nonpayment of accessorial charges, SPT shall promptly and fully reimburse and indemnify CMC therefor. Neither CMC nor its operator shall be required to pay SPT any fee, charge or reimbursement for expense in connection with the separate grant of trackage rights by SPT to CMC's operator other than as specifically provided in the Trackage Riqhts Aqreement.

  Section 6. In order to provide an updated and current inventory of Rail Cars in the Storage Tracks, SPT shall provide CMC the following:

     (a) limited access to SPT's TCC computer system;

     (b) a CRT and associated printer; and

     (c) a modem.

  SPT shall arrange for installation (and subsequent maintenance and removal) of a leased telephone circuit from Dayton, Texas to the Storage Tracks to interface the CRT, associated printer, and modem with SPT's TCC system.

  CMC shall provide SPT access at all time to the CRT, associated printer, and modem so that SPT can evaluate, troubleshoot, and repair the same.

  Section 7. CMC agrees to and shall indemnify and hold harmless SPT, its officers, agents and employees from and against any and all claims, demands, losses, damages, causes of action, suits and liabilities of every kind (including reasonable attorneys' fees, court costs and other expenses related thereto) for death of or injury to any person, or for loss of or damage to any property, arising out of or in connection with the storage of Rail Cars on the Storage Tracks and premises of CMC, except to the extent that such death, injury, loss or damage is attributable to the negligence or willful misconduct of SPT, its officers, agents or employees. The term "SPT" as used in this paragraph shall include the affiliated companies of SPT.

  Section 8. CMC shall procure the following types of insurance for the term of this Agreement and promptly pay when due all premiums for that insurance. CMC shall bill SPT for the cost of the insurance. Upon the failure of CMC to maintain insurance as provided herein, SPT shall have the right, after giving CMC ten (10) days written notice, to obtain insurance. The following minimum insurance coverage shall be kept in force during the term of this Agreement:

  Comprehensive General Liability insurance providing bodily injury, including death, personal injury and property damage coverage with a combined single limit of at least Twenty-Five Million Dollars ($25,000,000) for each incident and a general aggregate limit of at least Twenty-Five Million Dollars ($25,000,000) and all risk property insurance covering physical loss or damage to the Yard. This insurance shall contain Broad Form Liability covering the indemnity provisions contained in this Agreement, including, without limitation, contractual liability, severability of interests and name SPT and NCC as additional insureds with respect to liabilities arising out of CMC's obligation to SPT in this Agreement and with respect to all risk property insurance name SPT and NCC as loss payees. If coverage is purchased on a "claims made" basis it shall provide for at least a three (3) year extended reporting or discovery period, which shall be invoked should insurance covering the time period of this Agreement be canceled unless replaced with a policy containing the same time period as the policy being replaced.

  CMC warrants that this Agreement has been reviewed with its insurance agent(s)/broker(s) and the agent(s)/broker(s) has been instructed to procure the insurance coverage required herein and name SPT and NCC as additional insureds with respect to liabilities which arise out of CMC's obligation to SPT hereunder and to NCC under the Lease Documents (as defined in the Amended Storage Agreement).

  CMC shall furnish to SPT and NCC the certificate(s) of insurance evidencing the required coverage and endorsement(s), and upon request a certified duplicate of any of those policies. The insurance company(ies) issuing such policy(ies) shall notify SPT and NCC in writing of any material alteration including any change in the retroactive date in any 'claims made' policies or substantial reduction of aggregation limits, if such limits apply, or cancellation thereof at least thirty (30) days prior thereto.

  The insurance coverage policy(ies) shall be written by a reputable insurance company or companies reasonably acceptable to SPT and NCC or with current Best's Insurance Guide Rating of B and Class X or better. Such insurance company shall be authorized to transact business in the State of Texas.

  Insurance coverage provided in the amounts set forth herein shall not be construed to otherwise relieve CMC from liability hereunder in excess of such coverage, nor shall it preclude CMC or SPT from taking such other action as is available to it under any other provision of this Agreement or otherwise in law.

  The limits of liability required under this Section 8 shall be adjusted every five (5) years during the term or any extended term hereof based on any increases or decreases in the Consumer Price Index, or any successor index.

     Each insurance coverage policy shall provide:

  (a) that each of SPT and NCC shall be notified promptly in writing of any default in the payment of premiums and that the insurance company or companies, upon their knowledge of any other act or omission on the part of any person which might invalidate or render unenforceable such policy, will promptly so notify each of SPT and NCC in writing; each policy shall also provide that no cancellation, lapse, reduction in amount or material change in coverage thereof shall be effective until at least 30 days (or ten days in the case of cancellation or lapse for non-payment of premiums) after receipt by each of SPT and NCC of written notice thereof (which 30-day period or 10-day period, as the case may be, shall not commence until each of SPT and NCC has received such written notice by certified mail);

  (b) except with respect to policies of workers' compensation insurance, that the interests of each of SPT and NCC will be insured regardless of any action or inaction of CMC or its contractor or another insured under such policy or any breach or violation by CMC or any other person of any warranties, declarations or conditions contained therein (except with respect to the interests of the Person which causes such breach or violation);

  (c) that other than CMC, neither SPT nor NCC shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance (but that SPT or NCC shall have the right to pay any such premium);

  (d) that the insurance company or insurance companies, in the event of any payment under such policy, waives its rights of recovery against any person to which or to whom coverage is afforded under such policy, any person with majority ownership interest of or by SPT or NCC, and any person to whom a written waiver has been granted by SPT or NCC prior to loss, but the insurance company's waiver shall apply only in respect of operations insured by such policy and shall not be construed to be a waiver in respect of other operations of such person in which SPT or NCC has no contractual interest;

  (e) that such insurance shall be primary without right of contribution from any other insurance carried by or on behalf of SPT or NCC:

  (f) except with respect to the limits of the insurance under each policy, and any rights or duties specifically assigned in the coverage part thereof to CMC, the insurance applies as if each of SPT and NCC were the only named insured; and

  (g) that neither CMC nor each of SPT or NCC shall be or become a co-insurer of any loss under any co-insurance provisions contained therein.

  Section 9. CMC's remuneration for the services provided hereunder shall be the Operations Fees, plus any related penalties and interests determined and paid in accordance with the terms and provisions of the Amended Storage Agreement. If a payment of such Operations Fees is not made by SPT when due under the Amended Storage Agreement and remains outstanding more than five (5) days after receipt of written notice from CMC of such non-payment, then CMC directly or through its contractor, may withhold the services to be provided hereunder and SPT shall pay to CMC the greater of such amount as may be required to bring the payment of Operations Fees, including any related penalties and interest, current or Operations Fees for four (4) calendar months calculated in accordance with Section 3.5 of Storage Agreement on the assumption that the average daily availability of Rail Car Slots per each of the four (4) calendar months is 3,000 Rail Car Slots. This remedy shall be in addition to any other remedies available to CMC or its contractor at law or in equity.

  Section 10. During the term of this Agreement and for the lesser of three (3) years or the last SPT audit, CMC shall maintain records pertaining to this Agreement. Such records shall include but not be limited to accounting records, car records, written policies and procedures, and any other supporting evidence necessary to substantiate charges related to this Agreement (all the foregoing hereinafter referred to as "records"). The records shall be open to inspection and subject to audit and/or reproduction at SPT's sole cost and expense, during normal working hours, by SPT's agent or its authorized representative to the extent necessary to adequately permit evaluation and verification of any invoices, payment or claims submitted by CMC or any of its payees pursuant to the execution of the Agreement.

  For the purpose of such audits, inspections, examinations and evaluations, SPT's agent or authorized representative shall have access to said records from the effective date of this Agreement until the lesser of three (3) years or the last SPT audit.

  SPT's agent or its authorized representative shall have access to CMC's facilities during normal business hours. In order to conduct audits in compliance with this Section, SPT's agent or its authorized representative shall give CMC reasonable advance notice of intended audits.

     Section 11.

  (a) If not terminated early pursuant to Section 11 (c), the initial term of this Agreement shall commence on the date first set forth above and end on the day immediately preceding the fifteenth anniversary of the Completion Date (as defined in the Amended Storage Agreement).

  (b) By written notice delivered to CMC not less than one hundred and ninety
(190) days prior to the fifteenth anniversary of the Completion Date, SPT may elect to renew this Agreement, if not terminated early pursuant to Section 11
(c), for one additional five-year term commencing on the fifteenth anniversary of the Completion Date and ending on the day immediately preceding the twentieth anniversary of the Completion Date.

 (c) This Agreement may be terminated early by mutual agreement of SPT and CMC.

  (d) Termination of this Agreement shall not affect any liabilities or obligations of the parties which occurred prior to such termination.

  Section 12. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

  Section 13. Except as may be required by law or to obtain financing for the Storage Tracks, no party to this Agreement shall disclose the terms and conditions of this Agreement to third parties without first obtaining written consent of the nondisclosing parties.

  Section 14. No party shall be liable to the others in damages nor shall a default be deemed to have occurred, and each party shall be excused from performance of any of its obligations hereunder (except obligations involving the payment hereunder of money to the other party or to a third party), during the time when such non-performance is occasioned by fire, earthquake, strike, lock out, unavoidable accident, riot, insurrection, civil disturbance, acts of civil or military authorities, act of public enemy, embargo, war, act of God; provided, that if either party suffers a work stoppage due to a labor dispute, such party shall make such reasonable efforts, if practicable, to staff its operations so as to minimize disruptions to the Project. Each party agrees to notify promptly the other party when the nonperformance of its obligations hereunder is the result of any of the circumstances described above in this
Section 14 and, except when the circumstances involves a labor dispute, shall use all reasonable efforts to remedy the situation. Each party further agrees to provide the other party with periodic reports describing in reasonable detail the current condition of such circumstance for so long as such circumstance prevents the performance of an obligation required hereunder.

  Section 15. This Agreement constitutes the entire agreement between the parties and may not be modified except by written agreement of the parties.

  Section 16. All notices, demands, requests, submissions and other communications which are required or permitted to be given pursuant to this Agreement shall be given by one party to the other parties in writing and shall be deemed properly served if delivered by hand to the other parties to whose attention it is directed, or same shall be deemed to have been properly served and delivered when mailed by registered or certified mail, return receipt requested, or by a nationally recognized next-day mail service, with postage prepaid and addressed as follows:

If intended for SPT:

        Vice President and
        Chief Transportation Officer
        Southern Pacific Transportation Company
        1860 Lincoln Street
        14th Floor
        Denver, Colorado 80295
        Fax: (303) 812-S098

With a copy to:

        Director-Contracts & Joint Facilities
        Southern Pacific Transportation Company
        One Market Plaza, Room 1004P
        San Francisco, CA 94105
        Fax: (415) 541-1024

If intended for CMC:

        CMC Railroad I Ltd.
        P.O. Box 247
        Dayton, Texas 77535
        Attn: Bill Sjolander

and in all cases with a copy to:

        NCC Charlie Company
        200 Park Avenue, 33rd Floor
        New York, New York 10166
        Attention: Asset Administrator

or such other address as may be designated by the parties.

  Section 17. If any party fails to enforce any right or remedy available under this Agreement, that failure shall not be construed as a waiver of any right or remedy with respect to any other matter.

  Section 18. This Agreement shall be construed in accordance with and governed by the local laws of the State of Texas.

  Section 19. Mutually agreed performance standards and goals shall be set annually within the confines of this Agreement. Joint teams comprising members from both parties shall work on projects as mutually agreed upon to reduce life cycle cost and make process improvements. These joint teams shall set specific improvement goals and implement processes to identify, analyze and correct operational and quality problems and take steps to prevent future occurrences. Such corrective actions are also applicable to any deficiencies as measured against any performance standards specified elsewhere herein. The contractor shall utilize continuous quality improvement principles and tools, as applicable, during the execution of this contract.

        SPT shall make available to the contractor any SPT provided quality improvement or management training at no cost to the contractor on a space available basis. CMC shall be solely responsible for any associated transportation and personal expenses.

        If SPT reasonably believes that CMC or its contractor have repeatedly been in material noncompliance with agreed upon performance standards, SPT shall have the right to give written notice thereof to CMC and its contractor. Thereafter, SPT, CMC and the contractor shall work together in good faith to improve the performance of CMC or its contractor, as applicable. If such performance of the contractor has not improved to a level mutually acceptable to SPT, CMC and the contractor within six (6) months after SPT's written notice delivered under this Section 19, CMC shall take such actions as may be required to promptly terminate the contractor's engagement for providing the services hereunder and engage a replacement contractor with SPT's and NCC's consent, which consent shall not be unreasonably withheld.

        In addition, if CMC's contractor withholds the services to be provided hereunder for a period of seven consecutive days or more except in accordance with Section 9, or due to force majeure events or due to actions taken by SPT, CMC shall take such actions as may be required to promptly terminate the contractor's engagement for providing the services to be provided hereunder and engage a replacement contractor with SPT's consent, which consent shall not be unreasonably withheld.

        IN WITNESS WHEREOF, the parties have caused these presents to be executed as of the day and year first herein written.

                                SOUTHERN PACIFIC TRANSPORTATION COMPANY

                                By /s/ E.C. Marberry
                                   --------------------------
                                    (Title)

                                CMC RAILROAD I, LTD.

                                By:  CMC RAILROAD-A, INC.,
                                         General Partner

                                By: /s/ Bill Sjolander
                                   --------------------------
                                 Name:  Bill Sjolander
                                 Title:  President

                                  SCHEDULE I

                         Storage Tracks and SPT Yard
                         ---------------------------

                             [GRAPH APPEARS HERE]





====================================================
                 SOUTHERN PACIFIC LINES
- ---------------------------------------------------
                     DAYTON, TEXAS
                 Liberty County, Texas

                JOINT TRACKAGE AGREEMENT
            with GWI SWITCHING SERVICES, L.P.
====================================================
SCALE:  NTS                | DATE: 3-11-94
BRANCH: ML. & BAYTOWN BR.  | VAL. SEC. 1 & 2
OPP. MP:                   | MAP NO. 1, 2, 7 & 8
DRAWN BY: TLE, TLG         | ROUTE NO. TBA
per: DRD                   | DWG. NO. D-883
=====================================================